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                                                                     EXHIBIT 5.1

                    [GIBSON, DUNN & CRUTCHER LLP LETTERHEAD]

                                 March 31, 1999

Northrop Grumman Corporation
1840 Century Park East
Los Angeles, California  90067

Re:  Northrop Grumman Corporation
     Registration Statement on Form S-8

Ladies and Gentlemen:

     As special counsel to Northrop Grumman Corporation, a Delaware corporation ("Northrop"), we are familiar with the activities of Northrop and its corporate records. We have participated in the authorization and preparation of the Registration Statement on Form S-8 (the "Registration Statement") being filed by Northrop under the Securities Act of 1933, as amended, for the purpose of registering 175,000 shares (the "Shares") of common stock, par value $1.00 per share, of Northrop for use in connection with the Employees Stock Purchase Plan of Logicon, Inc.

     On the basis of our knowledge of Northrop's activities and its corporate records, we are of the opinion that the Shares will be legally issued, fully paid and nonassessable when issued and paid for in accordance with the Plan.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                              Sincerely,

                              /s/ Gibson, Dunn & Crutcher LLP

                              GIBSON, DUNN & CRUTCHER LLP